FURROW

CONDENSED COMBINED AND CARVE-OUT INTERIM
FINANCIAL STATEMENTS
FOR THE PERIOD ENDED 30 SEPTEMBER 2017

CONDENSED COMBINED AND CARVE-OUT INTERIM FINANCIAL STATEMENTS FOR THE PERIOD ENDED 30 SEPTEMBER 2017

1	Combined and carve-out statement of comprehensive income	3

2	Combined and carve-out statement of financial position	4

3	Combined and carve-out statement of changes in parent company net investment	5

4	Combined and carve-out statement of cash flows	6

5	Notes to combined and carve-out financial statements	7

1	COMBINED AND CARVE-OUT STATEMENT OF COMPREHENSIVE INCOME
For the 9 months ended 30 September

(GBP x 1,000)	2017	2016
Revenue	30,243	17,781
Third party costs	(24,572)	(12,441)

Net revenue own services (revenue less third party costs)	5,671	5,340
Other income	9	21

Personnel expenses	(3,113)	(3,377)
Depreciation	(4,858)	(4,625)
Other expenses	(1,822)	(1,912)

Results from operating activities (EBIT)	(4,113)	(4,553)

Net finance income/(expenses)	165	(1,071)

Profit/(loss) before income tax	(3,948)	(5,624)
Income tax gain/(expense)	(146)	(116)

Profit/(loss) for the period	(4,094)	(5,740)

Other comprehensive income
Items that may be reclassified subsequently to profit or loss (net of tax)
Foreign currency translation differences	(4,043)	7,334

Total other comprehensive profit/(loss) for the period (net of tax)	(4,043)	7,334

Total comprehensive profit/(loss) for the period	(8,137)	1,594

Profit/(loss) attributable to:
Owners of Furrow	(4,094)	(5,740)

Total comprehensive profit/(loss) attributable to:
Owners of Furrow	(8,137)	1,594

The notes on pages 7 and 8 are an integral part of these condensed combined and carve-out interim financial statements.

2.	COMBINED AND CARVE-OUT STATEMENT OF FINANCIAL POSITION

(GBP x 1,000)	30 September 2017	31 December 2016
Assets
Property, plant and equipment	40,519	49,091

Total non-current assets	40,519	49,091

Inventories	503	258
Trade and other receivables	15,718	12,006

Total current assets	16,221	12,264

Total assets	56,740	61,355

Parent company net investment
Parent company net investment	46,231	53,193

Total parent company net investment	46,231	53,193

Liabilities
Provision for onerous contracts	—	2,229

Total non-current liabilities	—	2,229

Trade and other payables	5,154	3,240
Provision for onerous contracts	5,227	2,594
Other taxes and social security charges	128	99

Total current liabilities	10,509	5,933

Total liabilities	10,509	8,162

Total parent company net investment and liabilities	56,740	61,355

The notes on pages 7 and 8 are an integral part of these condensed combined and carve-out interim financial statements.

3	COMBINED AND CARVE-OUT STATEMENT OF CHANGES IN PARENT COMPANY INVESTMENT

(GBP x 1,000)				30 September 2017
	Translation reserve	Result for the period	Funding by Fugro	Total parent company net investment
Balance at 1 January 2017	13,401	(15,013)	54,805	53,193
Total comprehensive income for the period:
Profit or (loss)	—	(4,094)	—	(4,094)

Other comprehensive income
Currency translation adjustment	(4,043)	—	—	(4,043)

Total comprehensive profit/(loss) for the period	(4,043)	(4,094)	—	(8,137)

Net movements in funding	—	—	1,175	1,175
Transfer of previous year's result	—	15,013	(15,013)	—

Balance at 30 September 2017	9,358	(4,094)	40,967	46,231

(GBP x 1,000)				30 September 2016
	Translation reserve	Result for the period	Funding by Fugro	Total parent company net investment
Balance at 1 January 2016	3,209	(32,271)	72,336	43,274
Total comprehensive income for the period:
Profit or (loss)	—	(5,740)	—	(5,740)

Other comprehensive income
Currency translation adjustment	7,334	—	—	7,334

Total comprehensive income/(loss) for the period	7,334	(5,740)	—	1,594

Movements in funding	—	—	15,587	15,587
Transfer of previous year's result	—	32,271	(32,271)	—

Balance at 30 September 2016	10,543	(5,740)	55,652	60,455

The notes on pages 7 and 8 are an integral part of these condensed combined and carve-out interim financial statements.

4	COMBINED AND CARVE-OUT STATEMENT OF CASH FLOWS
For the 9 months ended 30 September

(GBP x 1,000)	2017	2016
Cash flows from operating activities
Profit/(loss) for the period	(4,094)	(5,740)

Adjustments for:
Depreciation	4,858	4,625
Change in provision for other liabilities and charges and employee benefits	219	(5,204)
Income tax expense/(gain)	146	116
Finance income and expense	(165)	(1,071)

Operating cash flows before changes in working capital	964	(5,132)
Change in inventories	(245)	(554)
Change in trade and other receivables	(3,712)	(9,688)
Change in trade and other payables	1,943	2,675

Changes in working capital	(2,014)	(7,567)

Net cash generated from operating activities	(1,050)	(12,699)

Cash flows from investing activities
Capital expenditures on property, plant and equipment	(62)	(3,801)

Net cash (used in) / from investing activities	(62)	(3,801)

Cash flows from operating activities after investing activities	(1,112)	(16,500)

Cash flows from financing activities
Transfer from (to) parent	1,112	16,500

Net cash from / (used in) financing activities	1,112	16,500

Change in cash flows from operations	—	—

Net increase in cash and cash equivalents	—	—
Cash and cash equivalents at 1 January	—	—
Effect of exchange rate fluctuations on cash held	—	—

Cash and cash equivalents at 30 September	—	—

The notes on pages 7 and 8 are an integral part of these condensed combined and carve-out interim financial statements.

5	NOTES TO CONDENSED COMBINED AND CARVE-OUT INTERIM FINANCIAL STATEMENTS

5.1    Background
Historically Fugro N.V. (ÒFugroÓ) operated its trenching and cable laying activities primarily from Aberdeen, Scotland. These activities are further referred to as the Furrow Business.

On 12 October 2017, Global Marine Group (referred to as "Global") announced its plan to acquire certain parts of the Furrow business from Fugro. The intended acquisition of Furrow aims to provide Global with high-end capabilities. The divestment aims that Furrow strengthens its strategic focus while seizing the opportunity to operate to its full potential

The ultimate majority shareholder of Global is HC2 Holdings, Inc. (ÒHC2Ó) which is a publicly traded company on the New York Stock Exchange. In accordance with the SEC Regulation S-X requirements applicable to HC2 these combined and carve-out financial statements are required.

Furrow is the aggregate of various (parts of) legal entities which have not previously been represented by one separate legal reporting entity. Consequently, management has never prepared a single set of financial statements which represented the Furrow business. Accordingly, to meet the filing requirements of HC2 combined and carve-out financial statements have been prepared In accordance with IFRS as issued by the IASB (ÒIFRSÓ). The combined and carve-out financial statements reflect income and expenses, assets and liabilities and cash flows of those entities that have historically formed the Furrow business within Fugro and those which can be allocated to the Furrow business.

The Furrow business is primarily operated from Aberdeen, Scotland. Fugro N.V. is the (ultimate) parent company of Furrow.

5.2    Basis of accounting
The interim financial statements are condensed and have been prepared in accordance with International Accounting
Standard 34 ‐\ Interim Financial Reporting as issued by the International Accounting Standards Board (ÒIASBÓ).

These interim financial statements do not include all of the information required for a complete set of IFRS financial statements. However, selected explanatory notes are included to explain events and transactions that are significant to an understanding of the changes in Furrow's financial position and performance since the last annual financial statements.

The same accounting policies and methods of computation were followed in the preparation of these condensed combined and carve-out interim financial statements as disclosed in the Furrow combined and carve‐\out financial statements for the year ended 31 December 2016. The 2016 Furrow combined and carve‐\out financial statements annual financial statements include incremental annual IFRS disclosures that may be helpful to readers of the interim results and therefore should be read in conjunction with these condensed combined and carve-out interim financial statements. Certain new accounting standards have been published that are not mandatory for these condensed consolidated interim financial statements and have not been early adopted by the Group.

The condensed combined and carve-out interim financial statements have been prepared on a going concern basis.

On 24 November 2017 the management of Furrow authorized the combined and carve-out financial statements for issuance.

5.3    Basis of presentation
The condensed combined and carve-out interim financial statements presented herein comprise the 9 month period ended 30 September 2017 and include one comparative 9 month period ended 30 September 2016. The Interim financial statements have been prepared on the historical cost basis except if disclosed otherwise.

The interim financial statements of all components included in the combined and carve-out financial statements are measured using the currency of the primary economic environment in which the components operates (functional currency). The British Pound (GBP) is the presentation currency of Furrow.

5.4     Basis of combination
The condensed combined and carve-out interim financial statements of Furrow consist of the activities of Fugro trenching and cable laying business on a combined basis. In preparing the combined and carve-out financial statements for Furrow all assets, liabilities, revenues, and expenses specific to Furrow have been identified and captured.

Furrow consists of one wholly identifiable legal entity and two legal entities who have shared activities and operations with Furrow and with legal entities outside the Furrow business; these are considered commingled legal entities. As such, condensed combined and carve-out interim financial statements of Furrow will include the combined financial information of the wholly identifiable legal entity and the respective specifically identifiable assets, liabilities, revenues, and expenses of Furrow within commingled legal entities.

The condensed combined and carve-out interim financial statements reflect the actual historical activities of Furrow and therefore also include certain assets that are not part of the contemplated transaction. Consequently, condensed combined and carve-out interim financial statements may not be indicative of Furrow’s future performance and they do not necessarily reflect what its combined results of operations, financial position and cash flows would have been, had Furrow operated as an independent legal group and had it presented stand-alone financial statements during the periods presented.

In the combination all intercompany balances and transactions between Furrow components have been eliminated. Unrealized gains and losses have also been eliminated in the combination, but, in the case of unrealized losses, only to the extent there is no indication of impairment. The transactions and balances with Fugro (including the part of the commingled entities not allocated) have not been eliminated.

Fugro has historically charged centrally provided services to its subsidiaries. The condensed combined and carve-out interim financial statements include an allocation, on a rational and reasonable basis, of the centrally managed costs and expenses, such as information technology support, shared accounting services, human resources and benefit management, treasury, and other corporate general and administrative expenses.

Management believes the allocation methods applied in the condensed combined and carve-out interim financial statements to be a reasonable reflection of the utilization of services provided by Fugro. However, different allocation methods could have resulted in different outcomes. The allocation methods are therefore not necessarily representative of the financial positions, results of operations or cash flows that would have been reported if Furrow operated on its own or as an entity independent from Fugro during the periods presented. Actual future cost levels may thus deviate from historical presentation.

5.5    Estimates and management judgements
Preparation of the condensed combined and carve-out interim financial statements requires management to make judgements, estimates and assumptions that affect the application of policies and reported amounts of assets and liabilities, income and expense. Actual results may differ from these estimates.

In preparing these condensed combined and carve-out interim financial statements, the significant judgements made by management in applying the Furrow's accounting policies and the key sources of estimating uncertainty were the same as those applied to the combined and carve-out financial statements as at and for the year ended 31 December 2016.

5.6 Seasonality of operations
Furrow's revenue is subject to seasonal fluctuations due to weather conditions. As a result, the revenues are typically lower in the first and last quarter of the calendar year.

5.7 Unusual items because of their nature, size, or incidence
There were no items affecting assets, liabilities, equity, net income, or cash flows that are unusual because of their nature, size, or incidence during the period under review and financial year to date.

5.8 Property, plant and equipment
The decrease of the Property, plant and equipment from GBP 49,091(31 December 2016) to 40,519 (30 September 2017) relates depreciation charges of GBP 4,858, additions amounting to GBP 62 and foreign currency translation effects of GBP 3,776.

5.9 Provision for onerous contract
In Q3 2017 Fugro notified the lessor to terminate the lease contract for the Saltire and started negotiations for the settlement of the termination. Based on the current status of the negotiations the onerous contract provision has been determined at GBP 5,227 per 30 September 2017. The increase in the provision has been recognised in third party expenses. The settlement is expected to be finalized in Q4 2017.

5.10    Subsequent events
On 12 October 2017, Fugro announced its plan to divest its trenching and cable laying business (referred to as "Furrow") to Global Marine Group (referred to as "Global"). The acquisition of Furrow provides Global with high-end capabilities. The divestment ensures that Furrow strengthens its strategic focus while seizing the opportunity to operate to its full potential. The contemplated transaction involves the transfer of 1 vessel, 2 trenchers, 2 remotely operated vehicles and employees.

Aberdeen, 24 November 2017

Management

Mike Daniel